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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
Solectron Corporation:

     We consent to incorporation by reference in the registration statement on Form S-3 dated July 20, 1999, which incorporates by reference a registration statement on Form S-3 (No. 333-69443), of our report dated September 14, 1998, relating to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1998, and the related schedule, which report appears in the August 31, 1998, annual report on Form 10-K of Solectron Corporation, and to the reference to our firm a) under the heading "Experts" in the prospectus and, b) under the heading "Selected Consolidated Financial Data" in the prospectus supplement.

/s/ KPMG LLP

Mountain View, California
July 20, 1999